Exhibit 99.2

December 1, 2014

VIA OVERNIGHT MAIL, FACSIMILE AND EMAIL

RadioShack Corporation

300 RadioShack Circle

Fort Worth, TX 76102-1964

Attn:	Holly Felder Etlin, Interim CFO
cc:	Mr. Joseph C. Magnacca, CEO

Robert Donohoo, General Counsel

Facsimile: 817-415-3703

Re:	Notice of Default and Acceleration; and Reservation of Rights

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 10, 2013 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among RadioShack Corporation and the other Persons party thereto that are designated as a “Credit Party” (collectively, the “Borrower”), Salus Capital Partners, LLC, as Agent (in such capacity, the “Agent”) for the several financial institutions from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”) and for itself as a Lender, and such Lenders. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

Please take NOTICE, that multiple Events of Default have occurred and are continuing under the Credit Agreement and the other Loan Documents, including under:

(i) Section 7.1(c) of the Credit Agreement (as a result of the Credit Parties’ breach of Section 5.6 of the Credit Agreement), which arose as a result of the Borrower and certain of the other Credit Parties entering into certain agreements and transactions with Persons constituting Affiliates of the Borrower, which agreements and transactions are prohibited under Section 5.6 of the Credit Agreement, including (a) the Recapitalization and Investment Agreement, dated as of October 3, 2014 (the “Recapitalization Agreement”), between the Borrower and General Retail Holdings L.P. (the “Sponsor”), (b) the Loan Sale Agreement, dated as of October 3, 2014 (the “Loan Sale Agreement”), by and among General Electric Capital Corporation, the other entities listed as Sellers, General Retail Holdings L.P. and General Retail Funding LLC,

RadioShack Corporation

December 1, 2014

RadioShack Corporation, certain subsidiaries of RadioShack Corporation, and solely with respect to Section 7(h), Standard General Master Fund L.P., Standard General OC Master Fund L.P., Standard General Limited and Standard General Focus Fund L.P., and (c) the First Amendment to Credit Agreement, dated October 3, 2014 (the “First Amendment”, and the Credit Agreement, dated as of December 10, 2013, among the Borrower, certain subsidiaries of the Borrower that are designated as credit parties, the lenders party thereto and General Electric Capital Corporation, as agent for the lenders, as amended by the First Amendment, the “Amended Credit Agreement”), among the Borrower, certain subsidiaries of the Borrower that are designated as credit parties, the lenders thereto and Cantor Fitzgerald Securities, as successor agent for the lenders, and the other documents related thereto, and the performance by the Credit Parties of their obligations thereunder (including, without limitation, the incurrence and payment of approximately $38.1 million in fees to Sponsor and its affiliates and the Credit Parties’ agreement to the terms set forth in Section 5.19 of the Recapitalization Agreement (Directors’ and Officers’ Indemnification and Insurance));

(ii) Section 7.1(c) of the Credit Agreement (as a result of the Credit Parties’ breach of Section 5.6 of the Credit Agreement), which arose as a result of the outstanding principal amount of the ABL Obligations exceeding the amount of ABL Obligations permitted to exist under Section 5.5(f) of the Credit Agreement, due to the creation and funding (or deemed funding) of the “Term Out Revolving Loans” (as defined in the Amended Credit Agreement) in the principal amount of $275,000,000, which reduced the Revolving Loan Commitments (and, in turn, the Maximum ABL Facility Amount) (each as defined in the Intercreditor Agreement) by $275,000,000, which, in turn, reduced the permitted amount of the ABL Obligations to $310,000,000, an amount which is significantly less than the principal amount of ABL Obligations currently outstanding;

(iii) Section 7.1(c) of the Credit Agreement (as a result of the Credit Parties’ breach of Section 5.15 of the Credit Agreement), which arose as a result of the Credit Parties amending the ABL Loan Documents in a manner prohibited by the Intercreditor Agreement (i.e., by changing the conditions that must be satisfied for the Credit Parties to make payments on account of the Obligations under the Credit Agreement in a manner that makes such conditions more difficult to satisfy due to the amendment of the definitions of the terms “Average Daily Availability Percentage” and “Maximum Revolving Loan Balance,” of the ABL Credit Agreement (as set forth in the definition of “Payment Conditions” in the Amended Credit Agreement)); and

(iv) Section 7.1(c) of the Credit Agreement (as a result of the Credit Parties’ breach of Section 5.15(a)(i)(A) of the Credit Agreement), and (ii) Section 7.1(d) of the Credit Agreement (as a result of the Credit Parties’ failure to “perform or observe any other term, covenant or agreement contained in…any Loan Agreement…”, which default has remained unremedied for a period of thirty (30) or more days), and which, in each case, arose as a result of the Borrower’s Borrowing Base Certificate reflecting an NOLV Factor higher than that which was required to be utilized under the ABL Credit Agreement. The improper use of the higher NOLV Factor has resulted in tens of millions of dollars in additional credit being made available to the Borrower, in violation of the provisions contained in the Intercreditor Agreement and therefore in violation of the Credit Agreement.

RadioShack Corporation

December 1, 2014

The Events of Default described in this paragraph are collectively referred to herein as the “Existing Events of Default”. The Agent is investigating whether additional Events of Default currently exist.

Please take further NOTICE that, in light of the Existing Events of Default (i) effective as of October 3, 2014, all outstanding Obligations shall bear interest at the rate per annum set forth in Section 1.3(c) of the Credit Agreement, and (ii) all payments received by Agent in respect of any Obligation and all funds transferred and credited to the Agent’s Account shall be applied to the Obligations in accordance with Section 1.10(c)(ii) of the Credit Agreement.

Please take further NOTICE that, in light of the Existing Events of Default, and pursuant to Section 7.2(a) of the Credit Agreement, the Agent hereby DEMANDS the immediate payment in full by the Borrower in cash of the unpaid principal amount of the Term Loan, with all interest accrued and unpaid thereon, and all other Obligations. The Borrower should contact the Agent immediately to discuss the method by which the Credit Parties will pay the amounts owed.

Please take further NOTICE that, in light of the Existing Events of Default, and pursuant to Section 5.2(d) of the Credit Agreement, the Credit Parties are contractually precluded from closing any Stores.

Please take further NOTICE that, in light of the Existing Events of Default, and pursuant to Section 4.11(i) of the Credit Agreement, the Credit Parties are contractually precluded from making any withdrawals from the Residual Account Deposit Account, and, pursuant to the Residual Account Blocked Account Agreement, dated as of March 6, 2014, by and among the Agent, the Borrower and Bank of America, N.A. (the “Bank”), the Agent is simultaneously delivering a notice to the Bank requiring that the Bank transfer, by ACH or wire transfer to the Agent on each Business Day, all amounts on deposit in the Residual Account Deposit Account for application to the Obligations in accordance with Section 1.10 of the Credit Agreement.

Please take further NOTICE that, in light of the Existing Events of Default, the Agent is simultaneously delivering a notice to the ABL Agent under the terms of the Intercreditor Agreement, to commence the “Standstill Period” under the Intercreditor Agreement with respect the Agent’s right to take Collateral Enforcement Action against the ABL Priority Collateral.

The Agent and the Lenders have certain rights and remedies with respect to the Existing Events of Default under the terms of the Credit Agreement and the other Loan Documents as well as applicable law, including, without limitation, the right to exercise any other remedies available under the Credit Agreement (including, without limitation, under Section 7.2 thereof) and the other Loan Documents, at law or in equity. The Agent and the Lenders are presently evaluating all available courses of action that may be available under the Credit Agreement, the other Loan Documents, at law, or in equity. Accordingly, without waiving the Existing Events of Default, the Agent and the Lenders reserve all of their rights and remedies under the Credit Agreement, the Intercreditor Agreement, the other Loan Documents and applicable law.

RadioShack Corporation

December 1, 2014

The Agent’s and the Lenders’ voluntary forbearance, if any, from exercising any of their rights, remedies, claims or causes of action is not intended (and should not be construed) as a waiver of the Existing Events of Default or of the Agent’s and the Lenders’ rights and remedies with respect thereto, all of which are hereby reserved and preserved in their entirety.

This letter is not intended to establish a custom or course of dealing (including as a result of providing any notice to the Credit Parties hereunder that is not otherwise required notice under the Loan Documents) and does not waive, limit or postpone any of the liabilities or obligations of the Borrower or the other Credit Parties under the Credit Agreement or any other Loan Documents or otherwise, and any discussion that has occurred or that may hereafter occur shall not be deemed to be a waiver, limitation or postponement of any of the Agent’s or Lenders’ rights and remedies under the Credit Agreement and the other Loan Documents, under applicable law or at equity, all of which rights and remedies are expressly reserved to the fullest extent by such parties.

Nothing contained in, or omitted from, this letter shall constitute an amendment or waiver by the Agent or any Lender of any provision of the Credit Agreement or any other Loan Documents, and all provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Agent’s and Lenders’ failure to exercise, or delay in exercising, any right, remedy, power or privilege under the Credit Agreement and the other Loan Documents shall not operate as a waiver or amendment thereof or waive, affect or diminish any right of the Agent and the Lenders thereafter to demand strict compliance and performance therewith. The delivery by the Agent of this letter shall not constitute or create a right to notice or demand on any future occasion.

Very truly yours,

SALUS CAPITAL PARTNERS, LLC,

As Agent

By:	/s/ Kyle C. Shonak
Name:	Kyle C. Shonak
Title:	Executive Vice President

cc:	Mr. Kevin P. Genda (via email and overnight mail)

875 Third Avenue

New York, New York 10022

kgenda@cerberuscapital.com

Frederic L. Ragucci (via email and overnight mail)

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

frederic.ragucci@srz.com

John E. Mazey, Esq. (via email and overnight mail)

Jones Day LLP

2727 North Harwood Street

Dallas, Texas 75201-1515

jemazey@jonesday.com

Choate, Hall & Stewart LLP (via email only)

Attention: John F. Ventola

Email: jventola@choate.com

Cantor Fitzgerald Securities (via email and overnight mail)

110 East 59th Street

New York, New York 10022

Attention: Nils Horning

Facsimile: (646) 219-1188

Cantor Fitzgerald Securities (via email and overnight mail)

900 West Trade Street, Suite 725

Charlotte, North Carolina 28202

Attention: Bobbie Young

Facsimile: (646) 390-1764

Kaye Scholer LLP (via email and overnight mail)

250 West 55th Street

New York, NY 10019-9710

Attention: H. Stephen Castro

Facsimile: (212) 836-6360